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                                                                    EXHIBIT 23.1





                         INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference of our report dated April 2, 1999, accompanying the financial statements of Premier Concepts, Inc. in the Form S-4 Registration Statement of Premier Concepts, Inc. and the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.



Hein & Associates, LLP

Denver, Colorado
February 11, 2000